SCHEDULE 14A

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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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SMTC CORPORATION

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(NAME OF PERSON(s) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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635 HOOD ROAD

MARKHAM, ONTARIO

CANADA L3R 4N6

April 3, 2003

Dear Stockholder:

You are cordially invited to attend the 2003 Annual Meeting of Stockholders (the “Annual Meeting”) of SMTC Corporation to be held at the Crowne Plaza Toronto Centre, located at 225 Front Street West, Toronto, Ontario, Canada M5V 2X3 on Tuesday, May 6, 2003, at 2:00 p.m., Eastern Daylight Time.

Details of the business to be conducted at the Annual Meeting are given in the attached proxy statement and Notice of Annual Meeting of Stockholders. You should read with care the proxy statement that describes the nominees for director and presents other important information about the proposal.

Whether or not you plan to attend, and regardless of the number of shares you own, it is important that your shares be represented at the Annual Meeting. You are accordingly urged to complete, sign, date and promptly return the accompanying proxy in the enclosed postage-prepaid envelope. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in our Company. We look forward to seeing you at the Annual Meeting.

Sincerely,

Paul Walker
President and
Chief Executive Officer
SMTC Corporation

SMTC CORPORATION

635 HOOD ROAD

MARKHAM, ONTARIO

CANADA L3R 4N6

NOTICE OF 2003 ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD MAY 6, 2003

The Annual Meeting of Stockholders (the “Annual Meeting”) of SMTC Corporation, a Delaware corporation (the “Company”), will be held at the Crowne Plaza Toronto Centre, located at 225 Front Street West, Toronto, Ontario, Canada M5V 2X3 on Tuesday, May 6, 2003, at 2:00 p.m., Eastern Daylight Time, for the following purposes:

1.  To elect four Class III directors to serve until the 2006 Annual Meeting of Stockholders and until their successors are elected and qualified in accordance with the by-laws of the Company.

2.  To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement which is attached and made a part hereof.

The Board of Directors has fixed the close of business on March 17, 2003 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

By Order of the Board of Directors,

Derrick D’Andrade

Secretary

Markham, Ontario

April 3, 2003

SMTC CORPORATION

635 HOOD ROAD

MARKHAM, ONTARIO

CANADA L3R 4N6

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

General Information

The Board of Directors of SMTC Corporation, a Delaware corporation (the “Company”), is soliciting the enclosed proxy form from our stockholders. The proxy will be used at our 2003 Annual Meeting of Stockholders to be held at 2:00 p.m., Eastern Daylight Time, on Tuesday, May 6, 2003, at the Crowne Plaza Toronto Centre, 225 Front Street West, Toronto, Ontario, Canada M5V 2X3.

This Proxy Statement contains important information regarding our annual meeting. Specifically, it identifies the proposal on which you are being asked to vote, provides information that you may find useful in determining how to vote, and describes voting procedures.

We use several abbreviations in this proxy statement. We refer to our company as “SMTC” or the “Company.” We call our board of directors the “Board.” References to “fiscal 2002” mean our 2002 fiscal year, which began on January 1, 2002 and ended on December 31, 2002.

This Proxy Statement and the accompanying proxy are being sent by mail to common stockholders, the trustee for the special voting share and holders of exchangeable shares on or about April 3, 2003. The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners, including beneficial owners of exchangeable shares subject to and in accordance with the provisions of National Instrument 54-101—Communication with Beneficial Owners of Securities of a Reporting Issuer. Proxies may be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or telegram.

Who May Attend And Vote?

Each holder of the Company’s common stock, par value $.01 per share (“Common Stock”), is entitled to one vote for each share of Common Stock owned as of the record date, and CIBC Mellon Trust Company (the “Trustee”), the holder of the Company’s special voting share (the “Special Voting Share”), is entitled to one vote for each exchangeable share (an “Exchangeable Share”) of SMTC Manufacturing Corporation of Canada (“SMTC Canada”), a subsidiary of the Company, outstanding as of the record date, March 17, 2003 (other than Exchangeable Shares owned by the Company and its subsidiaries). Holders of Common Stock and the Special Voting Share are collectively referred to as “Stockholders.” Votes cast with respect to Exchangeable Shares will be voted through the Special Voting Share by the Trustee as directed by the holders of Exchangeable Shares, except votes cast with respect to Exchangeable Shares whose holders request to vote directly in person as proxy for the Trustee at the Annual Meeting. On the record date, 23,196,543 shares of our Common Stock were issued and outstanding, one share of the Company’s Special Voting Stock was issued and outstanding and 5,493,236 Exchangeable Shares of SMTC Canada were issued and outstanding (excluding Exchangeable Shares owned by the Company and its subsidiaries, which are not voted). Each Exchangeable Share is exchangeable at any time, at the option of its holder, for one share of Common Stock.

At least ten days before the 2003 Annual Meeting of Stockholders, SMTC will make a complete list of the Stockholders entitled to vote at the Annual Meeting open to the examination of any Stockholder for any purpose germane to the Annual Meeting at its principal executive offices at 635 Hood Road, Markham, Ontario, Canada L3R 4N6. The list will also be made available to Stockholders present at the Annual Meeting.

How Do I Vote?

As a Stockholder, you have the right to vote on certain business matters affecting the Company. The proposal that will be presented at the Annual Meeting, and upon which you are being asked to vote, is discussed in the section entitled “The Proposal”. Each share of SMTC Common Stock you own entitles you to one vote. The Trustee is entitled to one vote for each Exchangeable Share of SMTC Canada outstanding as of the record date (other than Exchangeable Shares owned by the Company and its affiliates). The enclosed proxy card indicates the number of shares you own.

By signing and returning the proxy card according to the enclosed instructions, you are enabling the individuals named on the proxy card to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting. Your shares will be voted as you direct on the proxy card. If you attend the meeting, you may deliver your completed proxy card in person or fill out and return a ballot that will be supplied to you. In the absence of instructions on a properly executed proxy, proxies from holders of Common Stock will be voted FOR the Proposal.

Votes with respect to Exchangeable Shares represented by valid voting instructions received by the Trustee will be cast by the Trustee in accordance with those instructions. If a properly executed voting instruction card is not received by the Trustee from a holder of Exchangeable Shares, the votes to which such holder is entitled will not be exercised.

What Does the Board of Directors Recommend?

If you submit the proxy card but do not indicate your voting instructions, the persons named as proxies on your proxy card will vote in accordance with the recommendations of the Board of Directors. The Board recommends that you vote FOR the four nominees for director identified in the Proposal.

What Vote Is Required For The Proposal?

A majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. For the election of directors, the four candidates receiving the greatest number of affirmative votes (a “plurality vote”) of the votes attached to shares of Common Stock and the Special Voting Share will be elected.

An automated system administered by the Company’s transfer agent will tabulate votes cast by proxy at the Annual Meeting, and an officer of the Company will tabulate votes cast in person at the Annual Meeting.

Shares represented by proxies that indicate an abstention or a “broker non-vote” will be counted as shares that are present and entitled to vote on the matter for purposes of determining the presence or absence of a quorum. A “broker non-vote” exists with respect to any shares represented at the Annual Meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter. With respect to the Proposal requiring a plurality vote, broker non-votes will have no effect. Further, an abstention will have no effect on the outcome of the vote on the Proposal.

May I Change My Vote After I Return My Proxy Card?

Yes. A proxy may be revoked by the Stockholder giving the proxy at any time before it is voted by written notice of revocation delivered to the Company prior to the meeting, and a prior proxy is automatically revoked by a Stockholder giving a subsequent proxy or attending and voting at the Annual Meeting. Attendance at the Annual Meeting in and of itself does not revoke a prior proxy.

Holders of Exchangeable Shares who wish to direct the Trustee to cast the votes attached to the Special Voting Share on their behalf should follow carefully the instructions provided by the Trustee, which accompany this Proxy Statement. The procedure for instructing the Trustee differs in certain respects from the procedure for delivering a proxy, including the place for depositing the instructions and the manner for revoking the proxy.

THE PROPOSAL: ELECTION OF DIRECTORS

The number of directors on the Board is currently fixed at ten. The Company’s Amended and Restated Certificate of Incorporation and By-laws divide the Company’s Board of Directors into three classes. The members of each class of directors serve staggered three year terms.

Effective December 31, 2002, Khalil Barsoum resigned from the Board of Directors and as a member of the Audit Committee. In March 2003, the Board appointed John Caldwell to fill the vacancy created by Mr. Barsoum’s resignation from each of the Board and the Audit Committee, and to serve the remainder of Mr. Barsoum’s term, which expires at the annual meeting of stockholders in 2005.

In February 2003, Gary Walker resigned from the Board of Directors, and the Board of Directors appointed Stanley Plzak to fill the vacancy on the Board created by Gary Walker’s resignation for the remainder of Gary Walker’s term, which expires at the annual meeting of stockholders in 2004.

In March 2003, the Board voted to increase the number of directors of the Company to ten. At that time, the Board appointed Thomas Cowan to fill the vacancy created by this enlargement and to serve as a Class III director until the annual meeting of stockholders in 2003.

The Board is composed of three Class I directors (Blair Hendrix, Stanley Plzak and Paul Walker), three Class II directors (Mark Benham, William Brock and John Caldwell) and four Class III directors (Stephen Adamson, Thomas Cowan, Michael Griffiths and Ian Loring), whose terms will expire upon the election and qualification of directors at the Annual Meeting of Stockholders held in 2004, 2005 and 2003, respectively. At each Annual Meeting of Stockholders, directors will be elected for a full term of three years to succeed those directors whose terms are expiring.

At this Annual Meeting, the Stockholders will elect four Class III directors, each to serve a three year term until the 2006 Annual Meeting of Stockholders and until a qualified successor is elected and qualified or until the director’s earlier resignation or removal. The four directors whose terms of office expire at the 2003 Annual Meeting have been nominated for re-election to our Board of Directors. The Board has no reason to believe that any of the nominees named below will be unable or unwilling to serve as a director if elected. If, however, any nominee cannot or will not serve as a director, the persons named on your proxy card may vote for a substitute nominee designated by the Board.

Certain information about the Board nominees is furnished below.

Class III Director Nominees

Stephen Adamson has served as a director since July 1999. Mr. Adamson is Managing Partner of Celerity Partners, Inc., a private equity investment firm. Mr. Adamson has been with Celerity Partners, Inc. since July 1995. Mr. Adamson is also a director of Financial Pacific Insurance Group, Inc.

Thomas Cowan has served as a director since March 2003. Mr. Cowan has been Executive Chairman of OutlookSoft Corporation, a provider of business performance management applications, since December 2001. From March 2000 to December 2001, he served as Chairman and President of Vcommerce Corporation, a provider of services and technology to the commerce industry. Previously he had served in various financial and general management positions at IBM Corporation for over 20 years. He is also a director of OutlookSoft Corporation, The Guidry Group and Cormont Inc.

Michael Griffiths has served as a director since July 1999. Mr. Griffiths has been President of Kilmer Van Nostrand Co. Limited, or KVN, a private investment holding company, since 2000 and has served there in various other capacities since 1979. Previously, Mr. Griffiths was a manager with Clarkson Gordon Chartered Accountants (now Ernst & Young), a public accounting firm, with responsibility for the audit, tax and related management matters of a variety of public clients.

Ian Loring has served as a director since June 2000. Mr. Loring joined Bain Capital, LLC, a private equity investment firm, in 1996. He has been a managing director at Bain Capital since January 2001 and was a principal there from 1997 to 2000. From 1993 to 1996, Mr. Loring was a Vice President at Berkshire Partners, where he worked in the specialty manufacturing, technology and retail industries. Mr. Loring also serves as a director of Therma-Wave, Inc.

The four nominees receiving the highest number of affirmative votes of the votes attached to the Common Stock and the Special Voting Share, voting together as a single class, represented and voting on the Proposal at the Annual Meeting, will be elected Class III directors of the Company to serve their respective terms or until their successors have been elected and duly qualified.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth our directors and executive officers, their ages as of March 31, 2003, the positions currently held by each person and their place of residence. All of the directors and executives have been with us since the former SMTC Corporation (“Surface Mount”) combined with HTM Holdings, Inc. (“HTM”) in July 1999 to form the current SMTC Corporation, except in the case of certain directors and officers as indicated in their biographies.

Name and Place of Residence	Age	Office

Paul Walker Unionville, Ontario	45	President, Chief Executive Officer and Director(1)(2)(3)

Philip Woodard Newmarket, Ontario	48	Chief Operating Officer(2)

Gary Walker Monte Sereno, California	42	Executive Vice President, Business Programs Management(2)

Derrick D’Andrade Richmond Hill, Ontario	49	Executive Vice President, Engineering and Quality and Secretary(2)

Stanley Plzak Appleton, Wisconsin	55	Executive Vice President, North American Operations and Director

Gary Itenson Toronto, Ontario	43	Senior Vice President, Business Development and Supplier Strategy

Frank Burke Toronto, Ontario	49	Chief Financial Officer and Treasurer(2)

Blair Hendrix Wellesley, Massachusetts	38	Director(3)(4)

William Brock Toronto, Ontario	66	Director(1)(3)(4)(5)

Ian Loring San Francisco, California	36	Director*

Stephen Adamson Los Angeles, California	46	Director(4)*

Mark Benham Woodside, California	51	Director(3)

Michael Griffiths Toronto, Ontario	51	Director(1)(5)*

John Caldwell Toronto, Ontario	53	Director(5)

Thomas Cowan Stamford, Connecticut	53	Director*

(1)	Also a member of the board of directors of SMTC Canada.
(2)	Also an officer of SMTC Canada.
(3)	Member of the Nominating and Governance Committee.
(4)	Member of the Compensation and Management Development Committee.
(5)	Member of the Audit Committee.
*	Biography appears above under “The Proposal.”

Paul Walker has served as President and Chief Executive Officer and as a director of SMTC since its inception in 1998. He is also an officer and director of SMTC Canada. He co-founded Surface Mount, a predecessor to SMTC Corporation, in 1985. Previously he was employed at Brock Electronics, a manufacturer and distributor of production equipment for the electronics industry, as Director of Business Management from 1982 to 1985 and at Motorola Canada, an integrated communications and embedded electronics solutions provider, as Program Director from 1979 to 1982. Paul Walker is the brother of SMTC’s Executive Vice President, Business Programs Management, Gary Walker.

Philip Woodard joined Surface Mount in 1992 as Vice President, Materials. He currently serves as our Chief Operating Officer. Previously he was employed at Motorola Canada, an integrated communications and embedded electronics solutions provider, from 1977 to 1992 where he progressed through various positions to Director of Materials.

Gary Walker currently serves as Executive Vice President, Business Programs Management. He is also an officer of SMTC Canada. He co-founded Surface Mount, a predecessor to SMTC Corporation, in 1985. Previously he was employed at Brock Electronics, a manufacturer and distributor of production equipment for the electronics industry, as a Manufacturers Representative from 1982 to 1985 and at Motorola Canada, an integrated communications and embedded electronics solutions provider, from 1980 to 1982. Gary Walker is Paul Walker’s brother.

Derrick D’Andrade co-founded Surface Mount in 1985. Formerly Vice President, Engineering, he was previously employed at Motorola Canada as Manufacturing Engineering Manager from 1979 to 1985 and at Sunbeam Canada, a manufacturer of home appliances, as Manufacturing Manager from 1975 to 1979.

Stanley Plzak joined SMTC as our Executive Vice President, Design and Sub-Assembly Operations, upon our acquisition of Pensar Corporation in July 2000, and since May 2001, he has served as our Executive Vice President, North American Operations. He has served as a director of SMTC since February 2003. Mr. Plzak was a founder and director of Pensar and served as its President and Chief Executive Officer since its inception in 1983. His career includes various technical, managerial, and executive positions in industrial controls, medical, marine propulsion and electronics manufacturing services industries, and he has served as a member of the adjunct faculty of the University of Wisconsin. He is currently a director and the chairman of the board of the IPC (Association Connecting the Electronics Industries) and is also a director of Rawhide, Inc. and Lifepromotions.

Gary Itenson joined Surface Mount in April 1996. Previously, he was employed at Future Electronics, an electronics components distributor, from 1981 to 1996 where his career progressed from field sales to sales management to strategic account/multi-region sales management to division general management.

Frank Burke joined SMTC as Chief Financial Officer in October 2001. He also serves as Chief Financial Officer of SMTC Canada. Previously, he was employed at Magna International Inc., one of the world’s largest integrated manufacturer of automotive parts to original equipment manufacturers, from 1987 to 2001, where he progressed from Manager, Corporate Finance to Vice-President and Treasurer.

Blair Hendrix has served as a director since July 2001. Mr. Hendrix joined Bain Capital, LLC, a private equity investment firm, in 2000 as a Vice President. Prior to joining Bain Capital he was Executive Vice President and Chief Operating Officer of DigiTrace, Inc., a medical technology and service company. Previously Mr. Hendrix was a management consultant with Corporate Decisions, Inc., working in the specialty manufacturing, retail and healthcare industries. Mr. Hendrix also serves as a director of Trade, Inc. and Vivra Asthma and Allergy.

William Brock has served as a director since October 2001. Mr. Brock retired from The Toronto-Dominion Bank in January 2000 as Deputy Chairman and Director, after a career of 37 years. From March 2000 to

February 2001, he was President and CEO of Dover Industries, a Toronto Stock Exchange listed company, which manufactures ice cream cones, flour, and assorted disposable fast food paper products. Presently, he is also a director of 360 Networks Corporation, a fiber options transmission company, Chairman, Board of Trustees, Heritage Trust at the University of Guelph; and Chairman of The University of Western Ontario’s Capital Campaign.

Mark Benham has served as a director since July 1999. Mr. Benham was a co-founder of Celerity Partners, Inc., a private equity investment firm, and has been a Partner of that firm since 1992. Previously he was a Senior Investment Officer of Citicorp Venture Capital, Ltd., and prior to that he was an advisor to Yamaichi UniVen Co., Ltd., the venture capital subsidiary of Yamaichi Securities International.

John Caldwell has served as a director since March 2003. Mr. Caldwell is currently the Chairman of the Restructuring Committee of the Board of Mosaic Group Inc., a provider of outsourced measured marketing solutions. He is also currently a consultant to GEAC Computer Corporation Limited, a software company, and was the President and Chief Executive Officer of GEAC from October 2000 until December 2001. Previously, he had served as President and Chief Executive Officer of CAE Inc., an advanced technology company which develops commercial and military flight simulation and training, marine control systems and advanced industrial products. Mr. Caldwell is also a director of Stelco Inc., Cognos Inc., Mosaic Group Inc. and Faro Technologies Inc.

Information Regarding the Board of Directors and its Committees

During fiscal 2002, the Board held 14 meetings and acted by unanimous written consent on one occasion. No director, except Ian Loring, attended fewer than 75% of all of the fiscal 2002 meetings of the Board and its committees on which he served after becoming a member of the Board.

The Board has three standing committees: the Nominating and Governance Committee, the Audit Committee and the Compensation and Management Development Committee.

The Nominating and Governance Committee of the Board of Directors consists of William Brock, Mark Benham, Blair Hendrix and Paul Walker. In July 2002, its membership was revised, with Mr. Adamson and Mr. Loring resigning as members and Mr. Benham, Mr. Hendrix and Mr. Walker being appointed as members. It did not meet in separate session during fiscal 2002 and the full Board acted with respect to nominations to fill vacancies on the Board. The Nominating and Governance Committee identifies, screens and recommends qualified candidates to fill vacancies on the Board of Directors and addresses general corporate governance matters pertaining to the Company. The Nominating and Governance Committee does not consider nominees recommended by stockholders to fill vacancies on the Board.

The Audit Committee, which met four times in fiscal 2002, consists of William Brock, Michael Griffiths and John Caldwell. Blair Hendrix was a member of the Audit Committee until July 2002 when he was replaced Khalil Barsoum, who served on the Audit Committee until his resignation from the Board and the committees on which he served. Mr. Caldwell was appointed to the Audit Committee when he was appointed to the Board in March 2003. The Audit Committee recommends engagement of the Company’s independent auditors and is primarily responsible for reviewing (i) the scope of the independent auditors’ annual audit and their compensation and independence, (ii) the general policies and procedures of the Company with respect to accounting and financial controls and (iii) any change in accounting principles, significant audit adjustments proposed by the auditors and any recommendations that the auditors may have with respect to policies and procedures. All Audit Committee members are “independent” as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ (“NASD”) listing standards and as required by Rule 4350(d)(2)(A) of the NASD’s listing standards.

The Board adopted and approved a written charter for the Audit Committee in July 2000, and the Audit Committee evaluates its sufficiency on an annual basis. In February 2002, the Board approved a revised charter. In February 2003, the Board approved a further revised charter, a copy of which is attached to this document as Appendix A.

The Compensation and Management Development Committee currently consists of Stephen Adamson, Blair Hendrix, and William Brock. Prior to July 2002, when he was replaced by Khalil Barsoum, Mr. Brock had been a member of the Compensation and Management Development Committee. Upon Mr. Barsoum’s resignation from the Board and the committees on which he served, Mr. Brock was reappointed to the Compensation and Management Development Committee. The Compensation and Management Development Committee met three times in 2002. The general duties of the Compensation and Management Development Committee are (i) to provide a general review of the Company’s compensation and benefit plans and (ii) to review and establish compensation practices and policies for the officers of the Company.

Compensation of Directors

We pay no additional remuneration to our employees for serving as directors or on committees. In October 2001 the Board approved a compensation arrangement for William Brock and in March 2002 the Board approved a compensation arrangement for Khalil Barsoum. Under those arrangements, we paid each of Mr. Brock and Mr. Barsoum, during his tenure as a director, a $25,000 base fee per year for serving on our Board and meeting fees of $500 for Board conference calls or Board committee meetings and $1,000 for full Board meetings. In addition, in March 2002, we granted Mr. Barsoum an option to purchase 25,000 shares of our common stock at an exercise price of $2.31 per share.

In March 2003, the Board approved a revised compensation plan for independent directors. Under this revised plan, effective January 1, 2003, we will continue to pay each independent director a $25,000 base fee per year for serving on our Board and meeting fees of $500 for Board conference calls or Board committee meetings and $1,000 for full Board meetings.

Under the revised plan, each independent director will be granted an option to purchase 15,000 shares of our common stock when appointed to the Board, and may be granted an option to buy 10,000 shares in each subsequent fiscal first quarter. Half of each award will vest one year after it is granted, and the balance on the second anniversary of the grant. Each award will have a term of five years from the date of the award.

Mr. Brock received options to purchase 25,000 shares under the original compensation arrangement when he joined the Board, and these vest over five years with a maximum term of ten years. Mr. Caldwell and Mr. Cowan, the recently appointed new independent directors, will be granted their initial options to purchase 15,000 shares on May 6, 2003. Mr. Brock, who is in his second year as an independent director, will be granted an option to purchase 10,000 shares on May 6, 2003. The terms related to the options being issued on May 6, 2003, will be in accordance with the recently approved compensation plan.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any member of the Company’s Board or Compensation and Management Development Committee and any member of the Board of Directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of SMTC’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.

The Audit Committee of the Board of Directors currently consists of three directors, William Brock, Michael Griffiths and John Caldwell. The duties of the Audit Committee are (i) to review with management and the independent auditors the scope and results of any and all audits, the nature of any other services provided by the independent auditors, the independence of the auditors, changes in the accounting principles applied to the presentation of the Company’s financial statements, and any comments by the independent auditors on the Company’s policies and procedures with respect to internal accounting, auditing and financial controls, (ii) to review the consistency and reasonableness of the financial statements contained in the Company’s quarterly and annual reports prior to filing them with the Securities and Exchange Commission (or with any other regulatory authority) and discuss the results of these quarterly reviews, annual audits and any other matters required to be communicated by the independent auditors under generally accepted auditing standards, and (iii) to make recommendations to the board of directors on the engagement of the independent auditors. The Board of Directors has adopted a written charter of the Audit Committee, the sufficiency of which is evaluated each year by the Audit Committee.

Consistent with its duties, the Audit Committee has reviewed and discussed with the Company’s management the audited financial statements for the year ended December 31, 2002. KPMG LLP issued their unqualified report dated February 7, 2003 on SMTC’s financial statements.

The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by AICPA Statement on Auditing Standards No. 61, “Communication with Audit Committees.” The Audit Committee has also received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with KPMG LLP its independence as an auditor.

Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that SMTC’s audited financial statements for the year ended December 31, 2002 be included in the Annual Report on Form 10-K for the fiscal year then ended.

By the Audit Committee of the Board of Directors:

William Brock

Michael Griffiths

John Caldwell

March 2003

RELATED PARTY TRANSACTIONS

Stockholders Agreement

Certain of our current stockholders and optionholders are parties to a stockholders agreement that, among other things, provides for registration rights and contains provisions regarding the transfer of shares.

Directors’ Relationships with Major Stockholders

Certain of our current directors are affiliated with our major stockholders. Paul Walker and Stanley Plzak are executive officers, stockholders and directors. Blair Hendrix and Ian Loring are affiliated with Bain. Stephen Adamson and Mark Benham are affiliated with Celerity.

Purchases from an Affiliate of Major Stockholders

Investment funds affiliated with Bain and Celerity are also stockholders of DDi Corp., one of our suppliers. Our transactions with DDi Corp., which totaled approximately $1.59 million in 2002, are on equivalent terms as those with our other suppliers.

Certain Pre-Existing Loans and Payments Made to Executive Officers

In connection with the exchange and reclassification of certain of Gary Walker’s shares of stock of SMTC Canada into common stock of SMTC in July 2000, we agreed to fund any tax liability incurred by Gary Walker as a result of the exchange by making an interest-free loan to him and to compensate him for any tax payable by him on any imputed interest on such loan. As of December 31, 2002, we had lent $690,000 to Gary Walker under this arrangement. This loan was outstanding as of July 30, 2002, and there has been no material modification of any terms of the loan since that date. The loan is secured by a first priority security interest over all of Gary Walker’s shares of capital stock of SMTC and will be repayable on a pro-rata basis at such time and to the extent that Gary Walker receives after-tax cash proceeds in respect of such shares.

In connection with the acquisition of Pensar, we requested that the former stockholders of Pensar file an election that allows us to deduct for income tax purposes the goodwill related to the acquisition. We lent $4,546,000, on an interest-free basis, to the former stockholders of Pensar, including Stanley Plzak, to fund the tax liability incurred as a result of the election. The loans are secured by a first priority security interest over all of the shares of capital stock of SMTC held by the stockholders and will be repayable on a pro-rata basis at such time and to the extent that the stockholders receive cash proceeds in respect of such shares, with the balance due on July 27, 2004. These loans were outstanding as of July 30, 2002, and there has been no material modification of any terms of the loans since that date.

The options granted in fiscal 2002 to each of the named executive officers named in the Summary Compensation Table are indicated in the Long-Term Compensation column.

The Company and each of Paul Walker, Philip Woodard, Gary Walker, Derrick D’Andrade, Stanley Plzak and Frank Burke have entered into employment agreements as more fully described under “Employment Arrangements”.

SECURITIES OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 10, 2003, information regarding beneficial ownership. The table sets forth the number of shares beneficially owned and the percentage ownership for:

•	each person who is known by us to own beneficially more than 5% of our outstanding shares of common stock;

•	each executive officer named in our summary compensation table and each director; and

•	all executive officers and directors as a group.

As of March 10, 2003, our outstanding equity securities (including exchangeable shares of our subsidiary, SMTC Canada) consisted of 28,689,779 shares.

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated below, each entity or person listed below maintains a mailing address of c/o SMTC Corporation, 635 Hood Road, Markham, Ontario, Canada L3R 4N6.

The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after March 10, 2003 through the exercise of any stock option, warrant or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner.

	Shares Beneficially Owned(*)
Name and Address	Shares	Options	Total	Percentage of Shares Beneficially Owned
Principal Stockholders:
Bain Capital Funds(1)(2)	3,838,137	—	3,838,137	13.38%
c/o Bain Capital, LLC
111 Huntington Avenue
Boston, Massachusetts 02199

Celerity EMSIcon, LLC(1)	3,480,927	—	3,480,927	12.13%
c/o Celerity Partners
11111 Santa Monica Boulevard
Suite 1127
Los Angeles, California 90025

Kilmer Electronics Group Limited	2,045,263	—	2,045,263	7.13%
Scotia Plaza, Suite 2700
P.O. 127
40 King Street West
Toronto, Ontario, Canada M5H 3Y2

RBC Global Investment Management Inc.,	1,633,000	—	1,633,000	5.69%
RBC Funds Inc., The Royal Trust Company,
and Royal Canadian Growth Fund(3)
(addresses are listed in footnote 3)

Directors and Executive Officers:
Paul Walker(4)	1,376,394	75,000	1,451,394	5.05%

Philip Woodard(5)	379,483	44,980	424,463	1.48%

Gary Walker	1,479,904	25,000	1,504,904	5.24%

Derrick D’Andrade(6)	1,189,894	25,000	1,214,894	4.23%

Stanley Plzak	356,605	—	356,605	1.24%

Frank Burke	—	106,250	106,250	#

Blair Hendrix	—	—	—	—

William Brock	—	10,000	10,000	#

Ian Loring(1)(7)	133,034	—	133,034	#

Stephen Adamson(1)(8)	3,480,927	—	3,480,927	12.13%

Mark Benham(1)(8)	3,480,927	—	3,480,927	12.13%

Michael Griffiths	—	—	—	—

John Caldwell	—	—	—	—

Thomas Cowan	—	—	—	—

All Directors and executive officers as a group (14 persons)	8,396,241	286,230	8,682,471	29.96%

*	The number of shares of common stock deemed outstanding on March 10, 2003 with respect to a person or group includes (a) 28,689,779 shares outstanding on such date and (b) all options that are currently exercisable or will be exercisable within 60 days of March 10, 2003 by the person or group in question.
#	Represents an amount less than 1.0% of shares outstanding.

(1)	The shares of common stock included in the table include shares held through investment in EMSIcon Investments, LLC. Each member of EMSIcon Investments, LLC has sole voting and investment power as to shares held on such member’s behalf by EMSIcon Investments, LLC.
(2)	Includes shares of common stock held by Bain Capital Fund VI, L.P., (“Fund VI”); BCIP Associates II (“BCIP II”), BCIP Associates II-B (“BCIP II-B”), BCIP Associates II-C (“BCIP II-C”); Sankaty High Yield Asset Partners, L.P. (“Sankaty”); Bain Capital V Mezzanine Fund, L.P. (“Mezzanine”); BCM Capital Partners, L.P. (“BCM”); and BCIP Trust Associates II ((“BCIP Trust II”) and collectively with Fund VI, BCIP II, BCIP II-B, BCIP II-C, Sankaty, Mezzanine and BCM, the “Bain Capital Funds”). Does not include shares owned by other stockholders that are subject to the Stockholders Agreement.
(3)	Holdings as of December 31, 2002 as reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2003 jointly by RBC Global Investment Management Inc. (“RBC GIM”), RBC Funds Inc. (“RFI”), The Royal Trust Company (“RT”) and Royal Canadian Growth Fund (“RCGF”, and collectively, the “RT Entities”). The RT Entities report each having shared power to vote or to direct the vote of all of such shares of common stock and shared power to dispose or direct the disposition of all of such shares. The RT Entities report that accounts managed on a discretionary basis by RBC GIM are known to have the right to receive or the power to direct the receipt of dividends from, or the proceeds from, the sale of such shares. (RFI is the manager of accounts and has delegated its investment management duties RBC GIM.) The Royal Canadian Growth Fund, an account managed by RBC GIM and an account for which RT serves as trustee, owns more than five percent of SMTC’s common stock. The addresses of the principal business office of each entity are as follows: RBC Global Investment Management Inc., Royal Trust Tower, 77 King Street West, Suite 3800, Toronto, Ontario M5K 1H1; RBC Funds Inc., Royal Trust Tower, P.O. Box 7500, Station A, 77 King Street West, Toronto, Ontario M5W 1P9; The Royal Trust Company, Royal Trust Tower, P.O. Box 7500, Station A, 77 King Street West, 6th Floor, Toronto, Ontario M5W 1P9; and Royal Canadian Growth Fund, c/o The Royal Trust Company, Royal Trust Tower, 77 King Street West, 3rd Floor, Toronto, Ontario M5W 1P9.
(4)	Consists of shares owned by P.N. Walker Consulting Inc. Paul Walker is the sole stockholder of P.N. Walker Consulting Inc. and may be deemed to beneficially own shares owned by P.N. Walker Consulting Inc. 389,718 of such shares are exchangeable shares of SMTC Canada.
(5)	141,422 of such shares are exchangeable shares of SMTC Canada.
(6)	Consists of shares owned by Nichal, Inc. Derrick D’Andrade is the sole stockholder of Nichal, Inc. and may be deemed to beneficially own shares owned by Nichal, Inc. 375,718 of such shares are exchangeable shares of SMTC Canada.
(7)	The shares of common stock included in the table represent shares held by BCIP II-B. Mr. Loring is a managing director of Bain Capital, LLC and is a partner of BCIP II-B and accordingly may be deemed to beneficially own shares owned by such fund. Mr. Loring disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest. The address of Mr. Loring is c/o Bain Capital, LLC, 111 Huntington Avenue, Boston, Massachusetts 02199.
(8)	Mr. Benham and Mr. Adamson are both managing members of Celerity EMSIcon, LLC and accordingly may be deemed to beneficially own shares owned by Celerity EMSIcon, LLC. Mr. Benham and Mr. Adamson disclaim beneficial ownership of any such shares in which they do not have a pecuniary interest. The address for Mr. Benham and Mr. Adamson is c/o Celerity Partners, 11111 Santa Monica Boulevard, Suite 1127, Los Angeles, California 90025.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation and Management Development Committee Report

Notwithstanding anything to the contrary set forth in any of SMTC’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report and the performance graph on page 21 shall not be incorporated by reference into any such filings.

The Compensation and Management Development Committee is currently composed of three directors: Stephen Adamson, William Brock and Blair Hendrix. The Compensation and Management Development Committee is responsible for providing a general review of the Company’s compensation and benefit plans to ensure that they meet corporate objectives, reviewing the Chief Executive Officer’s recommendations on compensation of all officers, adopting and changing major compensation policies and practices, reporting its recommendations to the whole Board of Directors for approval and authorization and administering the Company’s stock plans. The Compensation and Management Development Committee also has the power to select directors and officers to receive awards under the SMTC Corporation/SMTC Manufacturing Corporation of Canada 2000 Equity Incentive Plan. No member of this committee was an officer or employee of SMTC during fiscal 2002.

Compensation Philosophy.    SMTC has developed and implemented compensation policies and plans that seek to align the financial interests of SMTC’s senior management with the interests of its stockholders. SMTC seeks to reward performance in those quantitative areas believed to be important to the long-term interests of stockholders, namely enhanced profitability, return on invested capital and the successful implementation of the Company’s business plan. SMTC believes that any success in these quantitative areas also evidences success in qualitative areas relating to the work environment for SMTC employees, employee training and employee opportunity for advancement.

SMTC seeks to provide total compensation packages that will attract the best talent to SMTC, motivate individuals to perform at their highest levels, reward outstanding performance and retain executives whose skills are critical for building long-term stockholder value.

Elements of Compensation.    The guiding principle of the Compensation and Management Development Committee is to provide the Company’s senior management with competitive compensation opportunities based upon their contributions to the financial success of the Company and their personal performance. It is the Compensation and Management Development Committee’s objective to make a portion of senior management’s compensation contingent upon the Company’s performance as well as upon his or her own level of performance. Accordingly, the compensation package for senior management is generally comprised of three components: (i) base salary, which reflects individual performance and is designed to be competitive with salary levels in the industry, (ii) discretionary performance awards payable in cash and tied to the Company’s achievement of financial performance targets and (iii) long-term stock-based incentive awards, which strengthen the alignment of interests between the executive officers and the Company’s stockholders.

General.    With respect to SMTC’s senior management, compensation is determined in consultation with the Compensation and Management Development Committee by the President and Chief Executive Officer. Compensation of all senior management, including that of officers party to employment agreements, including the Chief Executive Officer, is or has been founded on the policies and general guidelines described below. SMTC’s officers serve at the pleasure of the Board.

Base Salary.    The base salaries for officers are determined on the basis of the following factors: experience, personal performance, average salary levels for comparable positions within and without the industry and changes from year to year in an officer’s functional responsibilities. The weight given to each of these factors varies from individual to individual.

Performance Awards.    Bonuses may be earned by executive officers on the basis of the Company’s achievement of certain corporate financial performance goals established for each fiscal year.

Long-Term Compensation.    Executive compensation is generally comprised of a combination of cash compensation and grants of options under the SMTC Corporation/SMTC Manufacturing Corporation of Canada 2000 Equity Incentive Plan (the “Plan”). Stock options are generally awarded during the year on a discretionary basis. Stock options are intended to offer an equity incentive for superior performance and to foster the retention of key personnel through awards structured to vest and become exercisable over time, provided that the individual remains employed by SMTC. There is no set formula for the award of options. Factors considered in making option awards to employees and executives of SMTC generally include prior grants to such individual, the importance of retaining such individual’s services, such employee’s potential to contribute to the success of SMTC and such employee’s past contributions to SMTC. The actual options granted in fiscal 2002 to each of the named executive officers is indicated in the table labeled “Option Grants in Fiscal 2002” appearing on page 19 of this proxy statement.

In January 2002, at the recommendation of the Compensation and Management Development Committee, the Board gave the holders of options to purchase an aggregate of 1,097,000 shares of common stock of the Company the opportunity to return their options to the Company for cancellation. These options, which were granted on August 30, 2000, had an exercise price of $19.88 (the “$19.88 options”). The Compensation and Management Development Committee made this recommendation to the Board because the $19.88 options had an exercise price significantly above the Company’s trading price at that time and during several months prior to that time. The Committee believed that the $19.88 options were unlikely to be exercised in the foreseeable future and that, as a result, they did not function as an adequate incentive. Upon cancellation of $19.88 options surrendered by various holders, the pool of shares as to which options may be granted under the Plan was increased by 1,087,000.

In July 2002, options to purchase an aggregate of 362,500 shares of common stock of the Company were granted to employees of the Company who had returned their $19.88 options and were still employed by the Company. The number of options granted to each employee was determined on a discretionary basis based on, among other things, the position and job responsibilities of the employee at the time of the grant. With limited exceptions, 30% of the options granted to each employee were options to purchase shares of common stock at $3.00 per share, 30% were options to purchase shares of common stock at $5.00 per share and 40% were options to purchase shares of common stock at $8.00 per share. Further information about the options returned for cancellation by, and subsequently granted to, executive officers of the Company can be found in the table labeled “10-Year Option/SAR Repricings” appearing on page 20 of this proxy statement.

The Compensation and Management Development Committee in 2002 sought to structure an option grant program that creates better performance incentives for management and that will maximize the value of the Company’s common stock for its current stockholders.

Employment Agreements with Executive Officers.    Each of Paul Walker, our Chief Executive Officer, Philip Woodard, Gary Walker, Derrick D’Andrade, Stanley Plzak and Frank Burke is party to an employment agreement with the Company. Each of such officers receives a base salary and, with the exception of Mr. Plzak and Mr. Burke, is eligible for an annual bonus based on achievement by the Company of certain EBITDA (earnings before interest expense, income taxes, depreciation and amortization) and/or other targets. In his first year of employment, the Company agreed to pay Mr. Burke a guaranteed bonus of Cdn$250,000 payable in quarterly increments. In subsequent years, Mr. Burke is eligible for an annual bonus based upon our achievement of certain targets, which are based on industry benchmarks and the Company’s internal goals with respect to working capital metrics, operating cash flow and profitability. Through the payment of annual bonuses the compensation of each of such officers, including that of the Chief Executive Officer, is tied to corporate performance. For details regarding these employment agreements, see “Employment Arrangements” on page 17 of this proxy statement.

Compensation and Management Development Committee

Stephen Adamson

William Brock

Blair Hendrix

Executive Compensation

The following table sets forth information concerning the compensation for the years ended December 31, 2002, 2001 and 2000 for our chief executive officer and five other most highly compensated executive officers at the end of our last fiscal year. For ease of reference, we collectively refer to these executive officers throughout this section and elsewhere in this proxy statement as our “named executive officers.”

SUMMARY COMPENSATION TABLE

		Annual Compensation(1)				Long Term Compensation
Name and Principal Position	Year	Salary ($)		Bonus ($)		Restricted Stock Awards ($)	Securities Underlying Options (#)		All Other Compensation ($)
Paul Walker	2002	300,000)		—		—	50,000	(2)	—
President and Chief	2001	300,000	(3)	—		—	—		—
Executive Officer	2000	284,339	(4)	—		—	150,000	(5)	—

Philip Woodard	2002	200,000)		—		—	150,000	(6)	—
Chief Operating Officer	2001	200,000	(7)	—		—	—		—
	2000	227,471	(8)	—		—	50,000	(5)	—

Gary Walker	2002	200,000		—		—	35,000	(2)	—
Executive Vice President,	2001	200,000		—		—	—		—
Business Programs Management	2000	200,000		—		—	50,000	(5)	—

Derrick D’Andrade	2002	200,000		—		—	35,000	(2)	—
Executive Vice President,	2001	200,000	(9)	—		—	—		—
Engineering and Quality	2000	227,471	(10)	—		—	50,000	(5)	—

Stanley Plzak(11)	2002	275,000		—		—	35,000	(2)	—
Executive Vice President,	2001	275,000				—	—		—
North American Operations	2000	294,650	(12)	58,450	(13)	—	—		—

Frank Burke(14)	2002	159,199	(15)	159,199	(15)	—	—		—
Chief Financial Officer	2001	33,450	(16)	63,532	(16)	—	200,000	(17)	—
	2000	—		—		—	—		—

(1)	Excludes perquisites and other personal benefits because such compensation did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for any of the named executive officers.
(2)	Represents options to purchase shares of our common stock at an exercise price of $8.00 per share.
(3)	Includes deferred compensation earned by Mr. Walker in 2001 of $148,029.
(4)	Includes deferred compensation earned by Mr. Walker in 2000 of $81,695.
(5)	Represents options to purchase shares of our common stock at an exercise price of $16.00 per share.
(6)	Represents options to purchase 75,000 shares of our common stock at an exercise price of $3.00 per share, options to purchase 25,000 shares of our common stock at an exercise price of $5.00 per share, and options to purchase 50,000 shares of our common stock at an exercise price of $8.00 per share.
(7)	Includes deferred compensation earned by Mr. Woodard in 2001 of $70,868.
(8)	Includes deferred compensation earned by Mr. Woodard in 2000 of $65,356.
(9)	Includes deferred compensation earned by Mr. D’Andrade in 2001 of $70,868.
(10)	Includes deferred compensation earned by Mr. D’Andrade in 2000 of $65,356.
(11)	Mr. Plzak has been with SMTC since the acquisition of Pensar Corporation in July 2000.
(12)	The portion of Mr. Plzak’s salary in 2000 paid to him prior to SMTC’s acquisition of Pensar Corporation equals $178,877. The portion of Mr. Plzak’s salary in 2000 paid to him from and after SMTC’s acquisition of Pensar Corporation equals $115,773.
(13)	Paid to Mr. Plzak in the period following SMTC’s acquisition of Pensar Corporation.

(14)	Mr. Burke has been with SMTC since October 2001.
(15)	Mr. Burke’s salary and bonus is paid in Canadian dollars. His salary and bonus for 2002 appearing in the table are reported in United States dollars using a conversion ratio of approximately 1.570 to 1, which was the average exchange ratio of Canadian dollars to United States dollars in 2002.
(16)	Mr. Burke’s salary and bonus is paid in Canadian dollars. His salary and bonus for 2001 appearing in the table are reported in United States dollars. The salary is calculated using a conversion ratio of approximately 1.581 to 1, which was the average exchange ratio of Canadian Dollars to United States dollars from October 1, 2001 to December 31, 2001, the period during which Mr. Burke was employed by SMTC in such year. The bonus figure reflects a signing bonus paid to Mr. Burke on October 26, 2001, and is calculated using a conversion ratio of approximately 1.574, which was the average exchange ratio of Canadian dollars to United States dollars on October 26, 2001.
(17)	Represents options to purchase 75,000 shares of our common stock at an exercise price of $3.09 per share, options to purchase 25,000 shares of our common stock at an exercise price of $5.00 per share, options to purchase 50,000 shares of our common stock at an exercise price of $8.00 per share and options to purchase 50,000 shares of our common stock at an exercise price of $12.00 per share.

Employment Arrangements

Paul Walker is currently employed as our President and Chief Executive Officer pursuant to an employment agreement dated July 30, 1999, which was initially effective until December 31, 2001 and automatically renews for successive one-year terms unless it is terminated by the parties in accordance with its terms. This agreement has been automatically renewed pursuant to its terms through December 31, 2003. Under the current terms of his employment agreement, Mr. Walker receives a salary of $300,000 per year and is eligible for an annual bonus based upon our achievement of certain EBITDA (earnings before interest expense, income taxes, depreciation and amortization) targets. Mr. Walker’s employment agreement contains customary confidentiality provisions and a non-compete clause which is effective during the term of the agreement, for one year following termination of his employment if he is terminated for cause, and, under certain other circumstances, for two years following the termination of his employment. In the event Mr. Walker’s employment is terminated by us without cause, or by Mr. Walker for good reason, the employment agreement provides that we will pay Mr. Walker his base salary for two years following such termination.

Philip Woodard is currently employed as our Chief Operating Officer pursuant to an employment agreement dated July 30, 1999, which was initially effective until December 31, 2001 and automatically renews for successive one-year terms unless it is terminated by the parties in accordance with its terms. This agreement has been automatically renewed pursuant to its terms through December 31, 2003. Under the employment agreement, Mr. Woodard receives a salary of $200,000 per year and is eligible for an annual bonus based upon our achievement of certain EBITDA targets. Mr. Woodard’s employment agreement contains customary confidentiality provisions and a non-compete clause which is effective during the term of the agreement, for one year following termination of his employment if he is terminated for cause, and, under certain other circumstances, for two years following the termination of his employment. In the event Mr. Woodard’s employment is terminated by us without cause, or by Mr. Woodard for good reason, the employment agreement provides that we will pay Mr. Woodard his base salary for two years following such termination.

Gary Walker is currently employed as our Executive Vice President, Business Programs Management pursuant to an employment agreement dated July 30, 1999, which was initially effective until December 31, 2001 and automatically renews for successive one-year terms unless it is terminated by the parties in accordance with its terms. This agreement has been automatically renewed pursuant to its terms through December 31, 2003. Under the employment agreement, Mr. Walker receives a salary of $200,000 per year and is eligible for an annual bonus based upon our achievement of certain EBITDA targets. Mr. Walker’s employment agreement contains customary confidentiality provisions and a non-compete clause which is effective during the term of the agreement, for one year following termination of his employment if he is terminated for cause, and, under certain other circumstances, for two years following the termination of his employment. In the event Mr. Walker’s employment is terminated without cause, or by Mr. Walker for good reason, the employment agreement provides that we will pay Mr. Walker his base salary for two years following such termination.

Derrick D’Andrade is currently employed as our Executive Vice President, Engineering and Quality pursuant to an employment agreement dated July 30, 1999, which was initially effective until December 31, 2001 and automatically renews for successive one year terms unless it is terminated by the parties in accordance with its terms. This agreement has been automatically renewed pursuant to its terms through December 31, 2003. Under the employment agreement, Mr. D’Andrade receives a salary of $200,000 per year and is eligible for an annual bonus based upon our achievement of certain EBITDA targets. Mr. D’Andrade’s employment agreement contains customary confidentiality provisions and a non-compete clause which is effective during the term of the agreement, for one year following termination of his employment if he is terminated for cause and, under certain other circumstances, for two years following the termination of his employment. In the event Mr. D’Andrade’s employment is terminated by us without cause, or by Mr. D’Andrade for good reason, the employment agreement provides that we will pay Mr. D’Andrade his base salary for two years following such termination.

Stanley Plzak is currently employed as our Executive Vice President, North American Operations, pursuant to an employment agreement dated July 27, 2000, which was initially effective until December 31, 2001 and automatically renews for successive one-year terms unless it is terminated by the parties in accordance with its terms. This agreement has been automatically renewed pursuant to its terms through December 31, 2003, though Mr. Plzak and the Company agreed to reduce his salary to $200,000 per year beginning on January 1, 2003. Under the employment agreement, Mr. Plzak had previously received a salary of $275,000 per year. Mr. Plzak’s employment agreement contains customary confidentiality provisions and a non-compete clause which is effective during the term of the agreement, for one year following termination of his employment if he is terminated for cause, and, under certain other circumstances, for the period during which he continues to receive his base salary following the termination of his employment. In the event Mr. Plzak’s employment is terminated by us without cause, or by Mr. Plzak for good reason, the employment agreement provides that we will pay Mr. Plzak his base salary for one year following such termination.

Frank Burke is currently employed as our Chief Financial Officer pursuant to an employment offer letter dated July 26, 2001. Under the employment offer letter, Mr. Burke receives an annual salary of Cdn$250,000 per year. In connection with Mr. Burke’s execution of the letter, the Company paid him a signing bonus of Cdn$100,000. In his first year of employment, the Company agreed to pay him a guaranteed bonus of Cdn$250,000 payable in quarterly increments. In subsequent years, Mr. Burke is eligible for an annual bonus (payable in quarterly installments) based upon our achievement of certain targets, which are based on industry benchmarks and the Company’s internal goals with respect to working capital metrics, operating cash flow and profitability. Under the terms of the employment offer letter, Mr. Burke was granted an option to purchase 200,000 shares of the Company’s common stock, with various exercise prices and vesting dates. In the event Mr. Burke’s employment is terminated by us without cause, the employment letter provides that we will pay Mr. Burke his base salary for one year following such termination as well as one year’s bonus based on the previous twelve months’ performance.

Option Grants in Last Fiscal Year

The following table sets forth information concerning grants of options to purchase shares of our common stock made to the named executive officers during the fiscal year ended December 31, 2002.

OPTION GRANTS IN FISCAL 2002

	Individual Grants
	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal 2002 (%)	Exercise Price Per Share ($)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name					5% ($)	10% ($)
Paul Walker	50,000	4.7%	8.00	July 26, 2012	0	0
Philip Woodard	75,000	7.0%	3.00	July 26, 2012	0	0
Philip Woodard	25,000	2.3%	5.00	July 26, 2012	0	0
Philip Woodard	50,000	4.7%	8.00	July 26, 2012	0	0
Gary Walker	35,000	3.3%	8.00	July 26, 2012	0	0
Derrick D’Andrade	35,000	3.3%	8.00	July 26, 2012	0	0
Stanley Plzak	35,000	3.3%	8.00	July 26, 2012	0	0
Frank Burke	—	—	—	—	—	—

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information for the named executive officers concerning stock option exercises during out last fiscal year.

AGGREGATED OPTION EXERCISES IN FISCAL 2002

AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options At Fiscal Year-End (Exercisable/Unexercisable) (#)	Value of Unexercised In-The-Money Options At Fiscal Year-End (Exercisable/Unexercisable) ($)(1)
Paul Walker	0	—	75,000/125,000	0/0
Philip Woodard	0	—	44,980/181,660	0/0
Gary Walker	0	—	25,000/60,000	0/0
Derrick D’Andrade	0	—	25,000/60,000	0/0
Stanley Plzak	0	—	0/35,000	0/0
Frank Burke	0	—	106,250/93,750	0/0

(1)	The closing price of SMTC’s common stock on December 31, 2002, the last trading day of fiscal 2002, was $0.95.

Option Repricing

The following table sets forth information for the Company’s executive officers concerning the repricing of options.

10-YEAR OPTION/SAR REPRICINGS

Name	Date	Number of Securities Underlying Options/SARs Repriced or Amended		Market Price of Stock at Time of Repricing or Amendment		Exercise Price at Time of Repricing or Amendment	New Exercise Price	Length of Original Option Term Remaining at Date of Repricing or Amendment
Stanley Plzak Executive Vice President, North Operations American	July 26, 2002(1)	35,000	(2)	$0.98	(3)	$19.88	$8.00	August 30, 2010(4)

Gary Itenson Senior Vice President, Business Development and Supplier Strategy	July 26, 2002(1)	10,000	(2)	$0.98	(3)	$19.88	$3.00	August 30, 2010(4)

Gary Itenson	July 26, 2002(1)	10,000	(2)	$0.98	(3)	$19.88	$5.00	August 30, 2010(4)

Gary Itenson	July 26, 2002(1)	15,000	(2)	$0.98	(3)	$19.88	$8.00	August 30, 2010(4)

(1)	As described above under “Compensation and Management Development Committee Report”, in January 2002 the Board gave holders of the $19.88 options the opportunity to surrender the options for cancellation. New options were granted to those employees who surrendered their $19.88 options for cancellation, including the executive officers appearing in the table above, on July 26, 2002.
(2)	The number of options granted on July 26, 2002 was determined on a discretionary basis based on, among other things, the position and job responsibilities of the employee at the time of the grant, and without regard to the number of options returned for cancellation in January 2002.
(3)	The closing price of SMTC’s common stock on July 26, 2002 was $0.98.
(4)	The $19.88 options which were returned for cancellation in January 2002 were originally issued on August 30, 2000 and scheduled to expire on August 30, 2010.

STOCK PERFORMANCE GRAPH

The following graph sets forth the Company’s total cumulative stockholder return as compared to the Nasdaq Composite Index and a peer group chosen by the Company for fiscal 2002 (the “Peer Group”). The Peer Group is comprised of the following companies: Benchmark Electronics, Inc., Manufacturers’ Services Ltd., PEMSTAR Inc., Plexus Corp. and SMTC Corporation.

The total stockholder return assumes $100 invested on July 21, 2000 in Common Stock of the Company, the Nasdaq Composite Index and the Peer Group of companies that, like the Company, (i) are publicly-traded and (ii) are mid-tier providers of advanced electronics manufacturing services. Total return assumes reinvestment of dividends. Historical stock price performance is not necessarily indicative of future price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN

AMONG SMTC CORPORATION,

NASDAQ COMPOSITE INDEX AND PEER GROUP INDEX

INDEPENDENT AUDITORS

The Board of Directors, upon the recommendation of the Audit Committee, has selected KPMG LLP as independent auditors for the year ending December 31, 2003. KPMG LLP acted as independent auditors for SMTC for the year ending December 31, 2002. Fees to SMTC for professional services rendered by KPMG LLP during fiscal 2002 were as follows: Audit Fees: $260,000; Audit Related Fees: $256,000, which were in connection with quarterly reviews and reviews of securities filings; Financial Information and Systems Design and Implementation Fees: $0; and All Other Fees: $207,000, which were in connection with tax related services. The Audit Committee has considered whether KPMG LLP’s provision of non-audit services is compatible with its independence. We expect that representatives from KPMG LLP will be present at the Annual Meeting and will be available to respond to appropriate questions and have the opportunity to make a statement if they desire.

ADDITIONAL INFORMATION

Stockholder Proposals

In order for Stockholder proposals that are submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be considered by SMTC for inclusion in the proxy material for SMTC’s 2004 Annual Meeting of Stockholders, they must be received by the Secretary of SMTC on or before December 5, 2003 at its principal executive office, 635 Hood Road, Markham, Ontario, Canada L3R 4N6.

For proposals that Stockholders intend to present at the 2004 Annual Meeting of Stockholders outside the processes of the Rule 14a-8 of the Exchange Act, unless the Stockholder notifies SMTC of such intent on or before February 18, 2004, any proxy that management solicits for such annual meeting will confer on the holder of the proxy discretionary authority to vote on the proposal so long as such proposal is properly presented at the meeting.

Notwithstanding the foregoing, our Amended and Restated By-Laws set forth procedures Stockholders must comply with to make nominations for election to the Board of Directors. Such nominations must be made by notice in writing delivered or mailed to the Secretary of SMTC and received at SMTC’s principal executive office, 635 Hood Road, Markham, Ontario, Canada L3R 4N6 not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. If the annual meeting is not held within 30 days before or after such anniversary date, then such nomination must have been delivered to or mailed and received by the Secretary not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. Such notice must set forth (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of SMTC beneficially owned by each such nominee, and (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to be named as a nominee and to serve as a director if elected; and (b) as to the Stockholder giving the notice (i) the name and address, as they appear on SMTC’s books, of such Stockholder and (ii) the class and number of shares of SMTC that are beneficially owned by such Stockholder. SMTC may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as a director of SMTC. If such procedures are not complied with, the chairman of the meeting may determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures and the defective nomination will be disregarded.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and any persons who directly or indirectly hold more than ten percent of the Company’s Common Stock (“Reporting Persons”) to

file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”) on Forms 3, 4 and 5. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based on the Company’s review of copies of such forms it has received from its executive officers, directors and greater than ten-percent beneficial owners, no Reporting Person failed to make any required filing on a timely basis.

Other Matters

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

Financial Statements and Form 10-K Annual Report

SMTC’s audited financial statements for the fiscal year ended December 31, 2002 and certain other related financial and business information of SMTC are contained in SMTC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed by SMTC with the SEC on March 27, 2003 (including exhibits). Copies of such Annual Report on Form 10-K, including financial statements, may be obtained without charge by contacting SMTC Corporation, 635 Hood Road, Markham, Ontario, Canada L3R 4N6, Attention: Investor Relations.

APPENDIX A

AUDIT COMMITTEE

CHARTER

Purpose

The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information provided to shareholders and others, the systems of internal controls which management and the Board of Directors have established, the company’s compliance with legal and regulatory requirements and performance of its internal audit function, and the overall audit process including but not limited to the external auditor’s qualifications, practices, and independence. The Audit Committee will serve as a focal point for and facilitate open communications relating to financial, accounting, reporting and internal control matters between the Board of Directors, management, the internal auditors and the external auditor.

Organization

•	The Audit Committee shall be composed of at least three independent directors who shall be appointed annually by the Board of Directors, upon the recommendation of the Board Governance Committee.

•	Only directors meeting the independence and experience requirements of NASDAQ and applicable federal laws may serve on the Audit Committee. Members of the Audit Committee shall be financially literate and at least one member should qualify as a “financial expert”.

•	The Board of Directors shall appoint one of the members of the Audit Committee as Chairperson, upon the recommendation of the Board Governance Committee. It is the responsibility of the Chairperson to schedule all meetings of the Committee and to provide the Committee with a written agenda for all meetings.

•	The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee may invite members of management or others to attend its meetings and to provide pertinent information as necessary.

•	Audit Committee members must only receive Director’s fees (including Audit Committee or other committee fees) as compensation from the company.

•	The Audit Committee may form and delegate authority to subcommittees where appropriate. The Audit Committee may delegate one or more designated members of the Audit Committee the authority to grant pre-approvals of non-audit work by the outside auditor in accordance with applicable laws.

Authority

In discharging its responsibilities, the Audit Committee shall have the power to conduct or authorize investigations into any matters within the Audit Committee’s scope of responsibilities. The Audit Committee shall have unrestricted access to members of management and all information relevant to its responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants or other consultants to assist the Committee.

The Audit Committee has the sole authority in the selection, retention and, when necessary, the replacement of the external auditor (subject, if applicable, to shareholder ratification) and in the pre-approval of audit engagement fees and significant non-audit engagements and fees in accordance with the annual pre-approval policy for Audit and non-Audit Engagements.

Duties and Responsibilities

In fulfilling its responsibilities, the Audit Committee shall, to the extent it deems necessary or appropriate:

General

•	Review and reassess the adequacy of the Audit Committee’s charter on an annual basis and recommend any proposed modifications to the Board of Directors.

•	Report Audit Committee actions to the Board of Directors, including any recommendations the Audit Committee may deem appropriate.

•	Meet with the Director of Internal Audit, the external auditor and management in separate executive sessions at least quarterly to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee and to confirm that the external auditors and internal auditors have had full, free and unrestricted access to all company records, property, personnel and operations during the course of their audits.

•	Review with the Director of Internal Audit and the external auditor the coordination of audit efforts to assure completeness of the coverage of key business controls and risk areas, reduction of redundant efforts and the effective use of audit resources.

•	Review all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the external auditor.

•	Review all material communications between the auditors and management.

•	Prepare the report required by the Securities and Exchange Commission (“SEC”) rules to be included in the company’s annual proxy statement.

•	Establish procedures for the receipt, retention and treatment of complaints received, regarding accounting, internal accounting controls, or auditing matters, as well as confidential anonymous submissions by employees with concerns regarding questionable accounting or auditing matters.

•	Make reasonable inquiry of management and other committees of the Board of Directors, concerning their compliance with regulatory matters.

Internal Controls and Risk Management

•	Review the company’s process for assessing significant risks or exposures and the steps management has taken to minimize such risks.

•	Consider and review with management, the external auditor and the Director of Internal Audit:

1.	The effectiveness of or weaknesses in the company’s internal controls and the overall control environment.

2.	Any related significant findings and recommendations of the external auditors and internal audit together with management’s responses thereto, including the plan and timetable for implementation of corrective actions.

3.	The status and adequacy of management information systems and other information technology, including the significant related risks and major controls over such activities.

4.	Any material issues that arise as a result of any inquiry or investigation by governmental or professional authorities.

5.	The company’s policies and procedures regarding compliance with applicable laws and regulations and with the company’s Code of Business Conduct and Ethics.

Financial Reporting

•	Throughout the course of the year, as required, and at the minimum upon completion of the annual audit, discuss with management and the external auditor:

1.	The company’s annual financial statements, related footnotes and annual report on Form 10-K to be filed with the SEC.

2.	The external auditor’s audit of the annual financial statements and related report thereon.

3.	Any significant changes required in the external auditor’s audit plan and any significant difficulties or disputes with management encountered during the course of the audit.

4.	The existence of significant estimates and judgments underlying the financial statements, including the rationale behind those estimates as well as the details on material accruals and reserves.

5.	Changes in accounting principles, including the rationale for such changes and their impact on the financial statements.

6.	The overall quality of the company’s financial reporting and the company’s accounting principles.

7.	Any other matters related to the conduct of the audit, which are to be communicated to the Audit Committee under generally accepted auditing standards.

8.	The company’s disclosure under “Management Discussion and Analysis of Financial Condition and Results of Operations”.

9.	The company’s earnings press releases, financial information and earnings guidance provided to analysts and rating agencies prior to release.
10.	The principal executive officer and the principal financial officer’s certification of annual and quarterly reports to the SEC.

•	Based upon its findings in performing this review, the Audit Committee will make a recommendation to the Board of Directors regarding the inclusion of the audited financial statements in the company’s Annual Report on Form 10-K.

•	The external auditors shall perform reviews of the Company’s quarterly financial statements and discuss with management and with the Audit Committee the results of their review prior to the filing of the company’s quarterly report on Form 10-Q.

External Auditor

•	The Audit Committee will only enter into agreements for audit services with registered public accounting firms in good standing with the Public Company Accounting Oversight Board.

•	The external auditor shall report directly to the Audit Committee.

•	Review the scope and approach of the annual audit, including the identification of business and financial risks and exposures, with the external auditor.

•	Evaluate the qualifications, performance and independence of the external auditor. On an annual basis, obtain from the external auditor a written statement that confirms their independence and addresses relationships and services that may impact independence. The Audit Committee shall take appropriate action in response to the external auditor’s report to satisfy itself of the external auditor’s qualifications and independence.

•	Obtain and review a schedule summarizing the nature of all services provided by and the related fees paid to the external auditor.

•	Instruct the external auditor to report directly to the Audit Committee any serious difficulties or disagreements with management.

•	On an annual basis obtain and review a report on the external audit firm’s internal quality control procedures and any significant issues raised by recent internal, peer, or governmental reviews, inquiries and/or investigations (to the extent such is required by law or regulation).

•	Ensure that the lead external audit partner responsible for the audit and the external audit partner responsible for reviewing the audit are rotated off the engagement after no greater than five years (commencing in 2004 in accordance with current regulatory pronouncements).

•	Recommend to the Board of Directors policies for the company’s hiring of employees or former employees of the external auditor who were engaged on the company’s account.

Internal Auditor

•	Review and evaluate the scope and nature of the internal audit plan, including the linkage of the plan to the company’s overall business objectives and management’s identification of success and risk factors.

•	Consider, in consultation with the Director of Internal Audit and the external auditor, the scope, role and independence of the internal audit function.

•	Review with management and the Director of Internal Audit significant audit findings, management’s responses thereto, corrective actions implemented as a result of such findings and any changes in the scope of the internal audit plan.

•	Review with the Director of Internal Audit and management the internal audit department budget, staffing and charter.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the external auditor.

ANNEX A

“Independent director” means a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Without limiting the generality of the foregoing, the following persons shall not be considered independent:

(a) a director who is employed by the company or any of its affiliates for the current year or any of the past three years;

(b) a director who accepts any compensation from the company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

(c) a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the company or any of its affiliates as an executive officer. Immediate family includes a person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law and anyone who resides in such person’s home;

(d) a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the company made, or from which the company received, payments (other than those arising solely from investments in the company’s securities) that exceed 5% of the company’s or business organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

(e) a director who is employed as an executive of another entity where any of the company’s executives serve on that entity’s compensation committee.

FORM OF PROXY CARD FOR SMTC CORPORATION’S 2003 ANNUAL MEETING

SMTC CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SMTC CORPORATION FOR

THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 6, 2003

The undersigned, having received the Notice of Annual Meeting of Stockholders and the Proxy Statement on behalf of the Board of Directors of SMTC Corporation (the “Company”), hereby appoints each of Paul Walker, Frank Burke and Blair Hendrix as proxies of the undersigned (with full power of substitution) to attend the Annual Meeting of Stockholders of SMTC Corporation to be held on May 6, 2003 at 2:00 p.m. Eastern Daylight Time at the Crowne Plaza Toronto Centre, 225 Front Street West, Toronto, Ontario, Canada M5V 2X3 and all adjournments thereof (the “Annual Meeting”) and to vote all shares of Common Stock of SMTC Corporation that the undersigned would be entitled to vote, if personally present, in regard to all matters which may come before the Annual Meeting, and without limiting the general authorization hereby given, the undersigned directs that his or her vote be cast as specified in this Proxy.

This Proxy when properly executed will be voted in the manner specified herein. If no specification is made, the Proxies will be voted FOR the nominees. If any of the nominees are not available to serve, this Proxy may be voted for a substitute. This Proxy delegates discretionary authority with respect to matters not known or determined at the time of solicitation of this Proxy. The undersigned hereby revokes any other proxy previously granted to vote the same shares of Common Stock at the Annual Meeting.

SEE REVERSE SIDE. If you wish to vote in accordance with the recommendations of the Board of Directors, just sign on the reverse side. You need not mark any boxes.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Please mark your vote as indicated in this example:  ☒

The Board of Directors recommends a vote FOR the following matter:

The election of four directors to Class III, for a term ending 2006.	FOR ☐	WITHHELD ☐	Nominees:	Stephen Adamson Thomas Cowan Michael Griffiths Ian Loring
INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.

PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN THIS PROXY FORM USING THE ENCLOSED ENVELOPE.

I plan to attend the meeting.  ☐

I do not plan to attend the meeting.  ☐

Signature                                                                                   Date

Signature                                                                                   Date

NOTE: Please sign name exactly as it appears on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Notice to Exchangeable Shareholders

Our records show that you own exchangeable shares (“Exchangeable Shares”) in the capital of SMTC Manufacturing Corporation of Canada (“SMTC Canada”), a Canadian company. The Exchangeable Shares provide you with economic and voting rights which are, as nearly as practicable, equivalent to those of holders of shares of common stock of SMTC Corporation, the U.S. parent of SMTC Canada, including the right to attend and vote at meetings of the common stockholders of SMTC Corporation. SMTC Corporation (the “Company”) will be holding an annual meeting (the “Annual Meeting”) of its common stockholders on May 6, 2003 to elect four Class III directors to serve until the 2006 Annual Meeting.

At such Annual Meeting you will have voting rights, as described below, equal to the number of Exchangeable Shares you hold. You are permitted to instruct CIBC Mellon Trust Company, the Trustee under the Voting and Exchange Trust Agreement, as to how the Trustee is to vote your Exchangeable Shares at the Annual Meeting of SMTC Corporation. If you do not give voting instructions, the Trustee will not be entitled to exercise the voting rights attached to your Exchangeable Shares. Alternatively, you may instruct the Trustee to give you, or a person designated by you, a proxy to exercise personally the voting rights attached to your Exchangeable Shares. To instruct the Trustee as to how you wish to exercise your voting rights, you must complete, sign, date and return the enclosed voting instruction card to the Trustee by 2:00 p.m., Eastern Daylight Time, on May 2, 2003. Whether or not you plan to attend, please sign, date and return the voting instruction card in the envelope provided in order to ensure that your Exchangeable Shares will be represented at the Annual Meeting.

You have the right to revoke any instructions to the Trustee by giving written notice of revocation to the Trustee or by executing and delivering to the Trustee a later-dated voting instruction card. No notice of revocation or later-dated voting instruction card however, will be effective unless received by the Trustee prior to 2:00 p.m., Eastern Daylight Time, on May 2, 2003.

Non-Registered Holders

Only registered holders of Exchangeable Shares of SMTC Canada are permitted to instruct the Trustee as to how to vote their Exchangeable Shares at the Annual Meeting or to attend and vote at the Annual Meeting in person or by proxy as described above. You may be a beneficial owner of Exchangeable Shares (a “Non-Registered Holder”) if your Exchangeable Shares are registered either:

(i)	in the name of an intermediary (an “Intermediary”) with whom you deal in respect of the Exchangeable Shares, such as, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, and similar plans; or

(ii)	in the name of a clearing agency (such as The Canadian Depository for Securities Limited) of which the Intermediary is a participant.

SMTC Corporation has distributed copies of the Notice of Annual Meeting, the Proxy Statement dated April 3, 2003 and the Notice to Exchangeable Shareholders (collectively, the “Meeting Materials”) to Intermediaries who are required to forward these Meeting Materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. If you are a Non-Registered Holder who has not waived the right to receive Meeting Materials you will be given either:

(i)	a voting instruction card which has already been signed by the Intermediary (typically by a facsimile, stamped signature) which is restricted as to the number of Exchangeable Shares beneficially owned by you but which is otherwise blank. This voting instruction card need not be signed by you. In this case, if you wish to direct the voting of the Exchangeable Shares held by you or attend and vote at the Annual Meeting (or have another person attend and vote on your behalf) you should properly complete the voting instruction card and deposit it with CIBC Mellon Trust Company, Proxy Department, 200 Queens Quay East, Unit 6, Toronto, Ontario, M5A 4K9 or by fax to (416) 368-2502 prior to 2:00 p.m., Eastern Daylight Time, on May 2, 2003; or

(ii)	a voting instruction form which must be completed and signed by you in accordance with the directions on the voting instruction form.

The purpose of these procedures is to permit you, as a Non-Registered Holder, to direct the voting of the Exchangeable Shares you beneficially own or to attend and vote at the Annual Meeting, in person or by proxy. Non-Registered Holders should carefully follow the instructions of their Intermediaries and their service companies.

A Non-Registered Holder may revoke a voting instruction card/form given to an Intermediary at any time by written notice to the Intermediary, except that an Intermediary is not required to act on a revocation of a voting instruction card/form that is not received by the Intermediary at least seven days prior to the Annual Meeting.

Information relating to SMTC Corporation

Exchangeable Shares are exchangeable on a one-for-one basis for shares of common stock of SMTC Corporation and you, as a holder of Exchangeable Shares, are entitled to receive dividends from SMTC Canada payable at the same time as and equivalent to, on a per-share basis, any dividends paid by SMTC Corporation to holders of its shares of common stock. As a result of the economic and voting equivalency between the Exchangeable Shares and shares of common stock of SMTC Corporation you, as a holder of Exchangeable Shares, will have a participating interest determined by reference to SMTC Corporation not SMTC Canada. Accordingly, it is information relating to SMTC Corporation that is relevant to you and enclosed in this package is SMTC Corporation’s Proxy Statement which we urge you to read carefully.

Markham, Ontario

April 3, 2003

VOTING INSTRUCTION CARD

DIRECTION GIVEN BY REGISTERED HOLDERS OF

EXCHANGEABLE SHARES OF SMTC MANUFACTURING CORPORATION

OF CANADA FOR THE MAY 6, 2003 ANNUAL MEETING

OF STOCKHOLDERS OF SMTC CORPORATION

The undersigned, having read the Notice of Annual Meeting of Stockholders regarding the annual meeting (the “Annual Meeting”) of common stockholders of SMTC Corporation (the “Company”) to be held at the Crowne Plaza Toronto Centre, located at 225 Front Street West, Toronto, Ontario, Canada, M5V 2X3 on Tuesday, May 6, 2003 at 2:00 p.m. (Eastern Daylight Time), the Proxy Statement dated April 3, 2003 and the accompanying Notice to Exchangeable Shareholders, receipt of each of which is hereby acknowledged, does hereby instruct and direct CIBC Mellon Trust Company (the “Trustee”), pursuant to the provisions of the Voting and Exchange Trust Agreement (the “Agreement”) dated as of July 27, 2000, among the Company, SMTC Manufacturing Corporation of Canada (“SMTC Canada”), SMTC Nova Scotia Company, and the Trustee, as follows:

(PLEASE NOTE: IF NO DIRECTION IS MADE AND YOU SIGN BELOW, THE TRUSTEE IS HEREBY AUTHORIZED AND DIRECTED TO VOTE FOR ITEM 1 BELOW AND AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING TO VOTE IN ITS DISCRETION.)

(PLEASE SELECT ONE OF A, B OR C)

A. ☐	Exercise or cause to be exercised, whether by proxy given by the Trustee to a representative of the Company or otherwise, the undersigned’s voting rights at the Annual Meeting, or any postponement or adjournment thereof, as follows:

(PLEASE COMPLETE THE FOLLOWING ONLY IF YOU HAVE SELECTED ALTERNATIVE A.)

2.	To vote FOR ☐ or WITHHOLD VOTE ☐ or, if no specification is made, to vote FOR the election of Stephen Adamson, Thomas Cowan, Michael Griffiths and Ian Loring as Class III directors to serve until the 2006 annual meeting of stockholders and until their successors are elected and qualified in accordance with the by-laws of the Company.

To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.

3.	To vote, in its discretion, upon any and all matters incident to the foregoing and such other business as may legally come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

(IF YOU HAVE SELECTED ALTERNATIVE A, PLEASE GO DIRECTLY TO THE SIGNATURE LINE ON THIS PAGE.)

B. ☐	Deliver a proxy card to the undersigned at the Annual Meeting with respect to all Exchangeable Shares of SMTC Canada held by the undersigned on the record date for the Annual Meeting so that the undersigned may exercise personally the undersigned’s voting rights at the Annual Meeting or any postponement or adjournment thereof.

(IF YOU HAVE SELECTED ALTERNATIVE B, PLEASE GO DIRECTLY TO THE SIGNATURE LINE ON THIS PAGE.)

C. ☐	Deliver a proxy card to to attend and act for and on behalf of the undersigned at the Annual Meeting with respect to all the Exchangeable Shares of SMTC Canada held by the undersigned on the record date for the Annual Meeting with all the powers that the undersigned would possess if personally present and acting thereat including the power to exercise the undersigned’s voting rights at the Annual Meeting or any postponement or adjournment thereof.

(IF YOU HAVE SELECTED ALTERNATIVE C, PLEASE GO DIRECTLY TO THE SIGNATURE LINE ON THIS PAGE.)

Executed on the              day of                                 , 2003

Signature:

Print Name:

Signature:

Print Name:

NOTES:

(1)	A shareholder has the right to appoint a person to represent him/her at the Annual Meeting by inserting in the space provided in Alternative C the name of the person the shareholder wishes to appoint. Such person need not be a shareholder.
(2)	To be valid, this voting instruction card must be signed and deposited with CIBC Mellon Trust Company, Proxy Department, 200 Queens Quay East, Unit 6, Toronto, Ontario, M5A 4K9 in the enclosed return envelope or by fax to (416) 368-2502 prior to 2:00 p.m., Eastern Daylight Time, on Friday, May 2, 2003 or, if the Annual Meeting is adjourned, 48 hours (excluding Saturdays and holidays) before any adjourned Annual Meeting.
(3)	If an individual, please sign exactly as your Exchangeable Shares are registered.

If the shareholder is a corporation, this voting instruction card must be executed by a duly authorized officer or attorney of the shareholder and, if the corporation has a corporate seal, its corporate seal should be affixed.

If Exchangeable Shares are registered in the name of an executor, administrator or trustee, please sign exactly as the Exchangeable Shares are registered. If the Exchangeable Shares are registered in the name of the deceased or other shareholder, the shareholder’s name must be printed in the space provided. This voting instruction card must be signed by the legal representative with his/her name printed below his/her signature and evidence of authority to sign on behalf of the shareholder must be attached to this voting instruction card.

In many cases, Exchangeable Shares beneficially owned by a holder (a “Non-Registered Holder”) are registered in the name of a securities dealer or broker or other intermediary, or clearing agency. Non-Registered Holders should, in particular, review the section entitled “Non-Registered Holders” in the accompanying Notice to Exchangeable Shareholders and carefully follow the instructions of their intermediaries.

(4)	If a share is held by two or more persons, each should sign this voting instruction card.
(5)	If this voting instruction card is not dated in the space provided, it is deemed to bear the date on which it is mailed to the shareholder.